Exhibit 4.6

SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

i

Schedule A	-	Investors
Schedule B	-	Major Holders

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Exhibit 4.6

SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

THIS SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT is made as of the 6th day of April, 2011 by and among AKEBIA THERAPEUTICS, INC., a Delaware corporation (the “Company”), the Investors listed on Schedule A and the Major Holders listed on Schedule B.

WHEREAS, each Major Holder is the beneficial owner of the number of shares of Common Stock (as defined below) set forth opposite the name of the Major Holder on Schedule B;

WHEREAS, certain of the Investors have previously purchased equity securities of the Company;

WHEREAS, the Company, certain of the Investors and certain other Persons (as defined below) previously entered into a Right of First Refusal and Co-Sale Agreement, dated as of January 23, 2008, as amended and restated as of July 15, 2009 (the “Prior Agreement”):

WHEREAS, the Company and certain Investors entered into Series A Preferred Stock Purchase Agreements, dated January 23, 2008 and July 15, 2009, in connection with the purchase of shares of Series A Preferred Stock of the Company, par value $0.00001 per share (‘Series A Preferred Stock”):

WHEREAS, the Company and certain Investors are parties to the Series B Preferred Stock Purchase Agreement, of even date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which certain Investors have agreed to purchase shares of the Series B Preferred Stock of the Company, par value $0.00001 per share (‘Series B Preferred Stock”): and

WHEREAS, the Major Holders and the Company desire further to induce the Investors to purchase the Series B Preferred Stock;

NOW, THEREFORE, the Company, the Major Holders and the Investors agree as follows:

1. Definitions.

“Affiliate” means, with respect to any specified Investor, any other Investor who directly or indirectly, controls, is controlled by or is under common control with such Investor, including without limitation any general partner, managing member, officer or director of such Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Investor.

“Appropriate Percentage” means sixty percent (60%) from the date hereof through June 30, 2012 and fifty-five percent (55%) as of and after July 1, 2012.

“Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Major Holder, any Investor, or their respective successors or permitted transferees or assigns. Unless the context otherwise requires, for purposes of the number of shares of Capital Stock held by an Investor or Major Holder (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.

“Common Stock” means shares of Common Stock of the Company, $0.00001 par value per share.

“Company Notice” means written notice from the Company notifying a selling Major Holder that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Major Holder Transfer.

“Investor Notice” means written notice from an Investor notifying the Company and the selling Major Holder that such Investor intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Major Holder Transfer.

“Investors” means the persons named on Schedule A hereto, each person to whom the rights of an Investor are assigned pursuant to Section 6.9 and each person who hereafter becomes a signatory to this Agreement pursuant to Section 6.11 and any one of them, as the context may require; provided, however, that any such person shall cease to be considered an Investor for purposes of this Agreement at any time such person and his, her or its Affiliates collectively hold no shares of Preferred Stock. Notwithstanding the foregoing, for purposes of this Agreement, any reference herein to an “Investor” shall refer to that holder of shares of Preferred Stock in his, her or its capacity as a holder of such shares, and as to such shares only (exclusive of any other shares of Capital Stock which may be owned or beneficially held by such party).

“Major Holders” means the persons named on Schedule B hereto and each person who hereafter becomes a signatory to this Agreement pursuant to Section 6.17 and any one of them, as the context may require. Notwithstanding the foregoing, for purposes of this Agreement, any reference herein to a “Major Holder” shall refer to that holder of shares of Common Stock in his, her or its capacity as a holder of such shares, and as to such shares only (inclusive of any other shares of Capital Stock which may be owned or beneficially held by such party, but exclusive of any shares of Preferred Stock which may be owned or beneficially held by such party).

“Preferred Stock” means all shares of Series A Preferred Stock and Series B Preferred Stock.

“Prior Agreement” has the meaning set forth in the Recitals to this Agreement.

“Proposed Major Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein)-proposed by any of the Major Holders.

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“Proposed Transfer Notice” means written notice from a Major Holder setting forth the terms and conditions of a Proposed Major Holder Transfer.

“Prospective Transferee” means any person to whom a Major Holder proposes to make a Proposed Major Holder Transfer.

“Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Major Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

“Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Major Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

“Secondary Notice” means written notice from the Company notifying the Investors that the Company does not intend to exercise its Right of First Refusal as to all shares of Transfer Stock with respect to any Proposed Major Holder Transfer.

“Secondary Refusal Right” means the right, but not an obligation, of each Investor to purchase up to its pro rata portion (based upon the total number of shares of Preferred Stock then held by all Investors, on an as-converted to Common Stock basis) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

“Stockholders” means, collectively, the Investors and the Major Holders.

“Transfer Stock” means shares of Capital Stock, other than and in no event including Preferred Stock, owned by a Major Holder, or issued to a Major Holder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

“Undersubscription Notice” means written notice from an Investor notifying the Company and the selling Major Holder that such Investor intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

2. Agreement among the Company, the Investors and the Major Holders.

2.1 Right of First Refusal.

(a) Grant. Subject to the terms of Section 3 below, each Major Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Major Holder may propose to transfer in a Proposed Major Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

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(b) Notice. Each Major Holder proposing to make a Proposed Major Holder Transfer must deliver a Proposed Transfer Notice to the Company and each Investor not later than forty-five (45) days prior to the consummation of such Proposed Major Holder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Major Holder Transfer and the identity of the Prospective Transferee. To exercise its Right of First Refusal under this Section 2, the Company must deliver a Company Notice to the selling Major Holder within fifteen (15) days after delivery of the Proposed Transfer Notice. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Major Holder with the Company that contains a preexisting right of first refusal, the Company and the Major Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Section 2.1(a) and this Section 2.1(b).

(c) Grant of Secondary Refusal Right to Investors. Subject to the terms of Section 3 below, each Major Holder hereby unconditionally and irrevocably grants to the Investors a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Section 2.1(c). If the Company does not intend to exercise its Right of Refusal with respect to all Transfer Stock subject to a Proposed Major Holder Transfer, the Company must deliver a Secondary Notice to the selling Major Holder and to each Investor to that effect no later than fifteen (15) days after the selling Major Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, an Investor must deliver an Investor Notice to the selling Major Holder and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d) Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the Investors with respect to some but not all of the Transfer Stock by the end of the 10-day period specified in the last sentence of Section 2.1(c)) the “Investor Notice Period”), then the Company shall, immediately after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Section 2.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the selling Major Holder and the Company within ten (10) days after the expiration of the Investor Notice Period. In the event there are two or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 2.1(d) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the selling Major Holder of that fact.

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(e) Forfeiture of Rights. Notwithstanding the foregoing, if the total number of shares of Transfer Stock that the Company and the Investors have agreed to purchase in the Company Notice, Investor Notices and Undersubscription Notices is less than the total number of shares of Transfer Stock, then the Company and the Investors shall be deemed to have forfeited any right to purchase such Transfer Stock, and the selling Major Holder shall be free to sell all, but not less than all, of the Transfer Stock to the Prospective Transferee on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that (i) any such sale or transfer shall be subject to the other terms and restrictions of this Agreement, including without limitation the terms and restrictions set forth in Sections 2.2 and 6.9(b); (ii) any future Proposed Major Holder Transfer shall remain subject to the terms and conditions of this Agreement, including this Section 2; and (iii) such sale shall be consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company and, if such sale is not consummated within such forty-five (45) day period, such sale shall again become subject to the Right of First Refusal and Secondary Refusal Right on the terms set forth herein.

(f) Consideration: Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Company’s Board of Directors and as set forth in the Company Notice. If the Company or any Investor cannot, for any reason, pay for the Transfer Stock in the same form of non-cash consideration, then the Company or such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Investors shall take place, and all payments from the Company and the Investors shall have been delivered to the selling Major Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Major Holder Transfer and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

2.2 Right of Co-Sale.

(a) Exercise of Right. Subject to the terms of Section 3, if any Transfer Stock that is the subject of a Proposed Major Holder Transfer is not purchased by the Company and/or the Investors pursuant to Section 2.1 above, and thereafter is to be sold to a Prospective Transferee, then each Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Major Holder Transfer as set forth in Section 2.2(b) below and otherwise on the same terms and conditions specified in the Proposed Transfer Notice (provided that if an Investor wishes to sell Preferred Stock, then the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Stock into Common Stock). Each Investor who desires to exercise its Right of Co-Sale must give the selling Major Holder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice, such Investor shall be deemed to have effectively exercised the Right of Co-Sale.

(b) Shares Includable. Each Investor who timely exercises such Investor’s Right of Co-Sale by delivering the written notice provided for above in Section 2.2(a) may include in the Proposed Major Holder Transfer all or any part of such Investor’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of

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Transfer Stock subject to the Proposed Major Holder Transfer (excluding shares purchased by the Company or the Investors pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Preferred Stock owned by such Investor immediately before consummation of the Proposed Major Holder Transfer (on an as-converted to Common Stock basis) and the denominator of which is the total number of shares of Preferred Stock owned, in the aggregate, by all Investors immediately prior to the consummation of the Proposed Major Holder Transfer (on an as-converted to Common Stock basis), plus the number of shares of Transfer Stock held by the selling Major Holder. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Major Holder may sell in the Proposed Major Holder Transfer shall be correspondingly reduced.

(c) Delivery of Certificates. Each Investor shall effect its participation in the Proposed Major Holder Transfer by delivering to the transferring Major Holder, no later than fifteen (15) days after such Investor’s exercise of the Right of Co-Sale, one or more stock certificates, properly endorsed for transfer to the Prospective Transferee, representing:

(i) the number of shares of Common Stock that such Investor elects to include in the Proposed Major Holder Transfer; or

(ii) the number of shares of Preferred Stock that is at such time convertible into the number of shares of Common Stock that such Investor elects to include in the Proposed Major Holder Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preferred Stock in lieu of Common Stock, such Investor shall first convert the Preferred Stock into Common Stock and deliver Common Stock as provided above. The Company agrees to make any such conversion concurrent with, and contingent upon, the actual transfer of such shares to the Prospective Transferee.

(d) Purchase Agreement. The parties hereby agree that the terms and conditions of any sale pursuant to this Section 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 2.2.

(e) Deliveries. Each stock certificate an Investor delivers to the selling Major Holder pursuant to Section 2.2(c) above will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the selling Major Holder shall concurrently therewith remit or direct payment to each Investor the portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. If any Prospective Transferee refuses to purchase securities subject to the Right of Co-Sale from any Investor exercising its Right of Co-Sale hereunder, no Major Holder may sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Major Holder purchases all securities subject to the Right of Co-Sale from such Investor on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice.

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(f) Additional Compliance. If any Proposed Major Holder Transfer is not consummated within sixty (60) days after receipt of the Proposed Transfer Notice by the Company, the Major Holder proposing the Proposed Major Holder Transfer may not sell any Transfer Stock unless he or she first complies in full with each provision of this Section 2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 2.2.

2.3 Effect of Failure to Comply.

(a) Transfer Void: Equitable Relief. Any Proposed Major Holder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(b) Violation of First Refusal Right. If any Major Holder becomes obligated to sell any Transfer Stock to the Company or any Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such Investor may, at its option, in addition to all other remedies it may have, send to such Major Holder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books the certificate or certificates representing the Transfer Stock to be sold.

(c) Violation of Co-Sale Right. If any Major Holder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Investor who desires to exercise its Right of Co-Sale under Section 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Major Holder to purchase from such Investor the type and number of shares of Capital Stock that such Investor would have been entitled to sell to the Prospective Transferee under Section 2.2 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 2.2. The sale will be made on the same terms and subject to the same conditions as would have applied had the Major Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 2.2. Such Major Holder shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 2.2.

2.4 Prohibited Transferees. Notwithstanding the foregoing, no Stockholder shall transfer any of his, her or its Capital Stock to any Competitor (as defined below) of the Company without the prior approval of the Company’s Board of Directors. For purposes of this

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Section 2.4. “Competitor” means any person or entity that has (i) a development program or commercial products based on small molecule inhibitors of HEF Prolyl Hydroxylase enzymes as human or animal therapeutics or (ii) a program or commercial products based on inhibitors of the HPTPbeta enzyme as human or animal therapeutics. Notwithstanding the foregoing, there shall be no prohibitions on transfers of Capital Stock by any Investor to any Affiliate of such Investor.

3. Exempt Transfers.

3.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1 and 2 2 shall not apply: (a) in the case of a Major Holder that is an entity, upon a transfer by such Major Holder to its stockholders, members, partners or other equity holders, (b) to a repurchase of Transfer Stock from a Major Holder by the Company pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, (c) to a pledge of Transfer Stock that creates a mere security interest in the pledged Transfer Stock, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Major Holder making such pledge, or (d) in the case of a Major Holder that is a natural person, upon a transfer of Transfer Stock by such Major Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Major Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative/person approved by the Board of Directors of the Company, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Major Holder or any such family members; provided that in the case of clauses (a), (c), or (d), the Major Holder shall deliver prior written notice to the Investors of such pledge, gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Major Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Major Holder with respect to Proposed Major Holder Transfers of such Transfer Stock pursuant to Section 2; and provided, further, in the case of any transfer pursuant to clause (a) or (d) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

3.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of (a) Section 2 shall not apply to the sale of any Transfer Stock to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”) and (b) Section 2 shall not apply to the sale of any Transfer Stock pursuant to a Sale of the Company (as defined in that certain Voting Agreement dated as of the date hereof, as it may be amended, restated, supplemented or otherwise modified from time to time), among the Company, the Investors named therein and the Major Holders named therein.

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4. Legend. Each certificate representing shares of Capital Stock held by the Stockholders or issued to any permitted transferee in connection with a transfer permitted by Section 3.1 hereof shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

Each Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 4 to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5. Lock-Up.

5.1 “Market Stand-off’ Agreement. Each Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-l or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed (x) one hundred eighty (180) days in the case of the Company’s initial public offering (‘IPO”), which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, or (y) if requested by the managing underwriter and approved by holders of more than the Appropriate Percentage of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by the Investors, ninety (90) days in the case of any registration other than the IPO, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 90-day lockup period), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 5.1 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Stockholders only if all officers and directors are subject to the same restrictions and the Company uses

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commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 5.1 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5.1 or that are necessary to give further effect thereto.

5.2 Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of each Stockholder (and transferees and assignees thereof) until the end of such restricted period.

6. Miscellaneous.

6.1 Term. This Agreement shall automatically expire upon the earlier of immediately prior to the consummation of the Company’s IPO and (b) the consummation of a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation); provided that the provisions of Section 5 shall survive the expiration of this Agreement until terminated pursuant to the provisions of Section 6.8.

6.2 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

6.3 Ownership. Each Major Holder represents and warrants that such Major Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

6.4 [Reserved.]

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight, prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereof, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.5.

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If notice is given to the Company, a copy shall also be sent to:

Thompson Hine LLP

312 Walnut Street, 14th Floor

Cincinnati, OH 45202-4089

Attn: David J. Willbrand

david.willbrand@thompsonhine.com

If notice is given to the Investors, a copy shall also be sent to:

Edwards Angell Palmer & Dodge LLP

Attn: Al Sokol

111 Huntington Avenue

Boston, MA 02199 USA

asokol@eapdlaw.com

6.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) amends and restates in its entirety the prior Agreement and constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under, this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.8 Amendment: Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 6.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, and (b) the holders of more than the Appropriate Percentage of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock held by the Stockholders (voting as a single class and on an as-converted basis), provided that any amendment of the provisions of Section 2 shall also require the written consent of Major Holders holding at least a majority of the shares of Transfer Stock then held by all of the Major Holders. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Major Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Stockholder without the written consent of

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such Stockholder unless such amendment, modification, termination of waiver applies to all Stockholders in the same fashion and (ii) the consent of the Major Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Major Holders in their capacity as Major Holders. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.9 Assignment of Rights.

(a) The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or permitted assignee of any Major Holder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c) The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except (i) by an Investor to any Affiliate or (ii) to an assignee or transferee who acquires at least 100,000 shares of Capital Stock (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i) or (ii) shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

(d) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

6.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

14

6.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.14 Counterparts: Facsimile or PDF. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.15 Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.16 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Investor hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

6.17 Additional Major Holders. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee or consultant, which shares or options would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall, as a condition to such issuance, cause such employee or consultant to execute a counterpart signature page hereto as a Major Holder, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Major Holder.

[Remainder of Page Intentionally Left Blank]

15

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

AKEBIA THERAPEUTICS, INC.

By:	/s/ Joseph H. Gardner
Joseph H. Gardner, Ph.D.
President and Chief Executive Officer

Address:

Suite 420,
9987 Carver Road,
Cincinnati, OH 45242

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

NOVARTIS BIOVENTURES LTD.

By:	/s/ H. S. Zivi
Name:	H. S. Zivi
Title:	Deputy Chairman

By:	/s/ Hanna Szepietowska
Name:	Hanna Szepietowska
Title:	Authorized Signatory

NOVARTIS BIOVENTURES LTD. Attn: Henri Simon Zivi 131 Front Street Hamilton HM 12 Bermuda

But for mail, to: Novartis BioVentures Ltd. Attn: Henri Simon Zivi PO Box HM 2899 Hamilton HM LX Bermuda

And, also send a copy to: Novartis Venture Fund Attn: Campbell Murray Five Cambridge Center, Suite 603 Cambridge, MA 02142

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

VENTURE INVESTORS EARLY STAGE FUND IV L1MITED PARTNERSHIP

By:	VIESF IV GP, LLC, its General Partner

By:	/s/ Paul M. Weiss
Name:	Paul M. Weiss, PhD
Title:	Managing Director

Address:

505 South Rosa Road Madison, WI 53719·1262 Attn: Paul Weiss, Managing Director Phone: (608) 441·2700 Fax: (608) 441-2727 Email: paul@ventureinvestors.com

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

TRIATHLON MEDICAL VENTURES FUND, L.P.

By:	Triathlon Medical Ventures, LLC
Its:	General Partner

By:	/s/ John M. Rice
John M. Rice
Managing Partner

Address:

1100 Chiquita Center 250 East Fifth Street Cincinnati, OH 45202

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

KEARNY VENTURE PARTNERS, L.P.

By:	/s/ Anupam Dalal
Name:	Kearny Venture Associates, LLC
Title:	its General Partner

Address:

Attn: Anupam Dalal Kearny Venture Associates LLC 88 Kearny Street, Suite 200 San Francisco, CA 94108-5530

KEARNY VENTURE PARTNERS, L.P. ENTREPRENEURS FUND, L.P.

By:	/s/ Anupam Dalal
Name:	Kearny Venture Associates, LLC
Title:	its General Partner

Address:

Attn: Anupam Dalal Kearny Venture Associates LLC 88 Kearny Street, Suite 200 San Francisco, CA 94108-5530

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

THOMAS WEISEL HEALTHCARE VENTURE PARTNERS, L.P.

By:	Thomas Weisel Capital Management LLC
Title:	its Managing Member

By:	/s/ Anupam Dalal
Name:	DALAL
Title:	Partner

Address:

88 Kearny Street, 4th Floor San Francisco, CA 94108

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

ATHENIAN VENTURE PARTNERS III L.P.

By:	/s/ Karl O. Elderkin
Name:	Athenian III, Ltd.
Title:	General Partner

Address:

20 East Circle Drive, #37146 Suite 229 Athens, OH 45701

AVP OHIO TECHNOLOGY I L.P.

By:	AVP Ohio 1, Ltd.
Its:	General Partner

By:	/s/ Karl O. Elderkin
Karl O. Elderkin
President

Address:

20 East Circle Drive, #37146 Suite 229 Athens, OH 45701

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

SIGVION FUND I, LP

By:	/s/ J. P. Fairbank
J. P. Fairbank
Founding Partner

Address:

806 West Washington Street, Suite 204 Chicago, IL 60607

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

JOSEPH H. GARDNER

By:	/s/ Joseph H. Gardner

Address:

4060 Boomer Road Cinciannati, OH 45247

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

ROBERT SHALWITZ

By:	/s/ Robert Shalwitz

Address:

2549 Bryden Road Bexley, OH 43209

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

FRED SHALWITZ TRUST; ROBERT SHALWITZ, TRUSTEE

By:	/s/ Robert Shalwitz
	Name:	Robert Shalwitz
	Title:	Trustee

Address:

2549 Bryden Road Bexley, OH 43209

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

BLUE CHIP VALIDATION FUND, LTD.

By:	Blue Chip Venture Company, Ltd.
Its:	Manager

By:	/s/ John McIlwraith
John McIlwraith
Managing Director

Address:

1100 Chiquita Center 250 East Fifth Street Cincinnati, OH 45202

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

QCA FIRST FUND II

By:	/s/ John Habbert
Name:	John Habbert
Title:	Manager

Address:

6393 Grand Vista Avenue Cincinnati, OH 45213

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

TRI-STATE GROWTH CAPITAL FUND II, L.P.

By:	Tri-State Ventures II, LLC
Its:	General Partner

By:	Fort Washington Investment Advisors, Inc.
Its:	Managing Member

By:	/s/ Christopher L. Baucom
Christopher L. Baucom
Managing Director

By:	/s/ Maribeth S. Rahe
Maribeth S. Rahe
President and Chief Executive Officer

Address:

303 Broadway, Suite 1200 Cincinnati, OH 45202

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

GITANA FAMILY TRUST, ELIZABETH C. ARMITAGE TRUSTEE

By:	/s/ Elizabeth C. Armitage
Elizabeth C. Armitage
Trustee

Address:

2207 Upland Place Cincinnati. OH 45206

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

CITYTECH FUND I, LLC

By:	/s/ Robert W. Coy, Jr.
Robert W. Coy, Jr.
President

Address:

30 West 3rd Street, 6th Floor Cincinnati, OH 45202-3559

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

GARDNER FAMILY TRUST,

John D. Gardner TRUSTEE

By:	/s/ John D. Gardner
John D. Gardner
Trustee

Address:

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

IAN A. W. HOWES, IRA, STERLING TRUST CUSTODIAN

By:	/s/ Ian A. W. Howes
Name:	Ian A. W. Howes

Address:

219 Stratford Drive Chapel Hill, NC 27516

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

Kevin Peters

By:	/s/ Kevin Peters

Address:

6100 Miami Rd. Cincinnati OH, 45243

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

Ian A. W. Howes

By:	/s/ Ian A. W. Howes

Address:

219 Stratford Drive Chapel Hill, NC 27816

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

MUNEER A. SATTER REVOCABLE TRUST

By:	/s/ Muneer A. Satter
Name:	Muneer A. Satter
Title:	Trustee

THE SATTER FOUNDATION

By:	/s/ Muneer A. Satter
Name:	Muneer A. Satter
Title:	Trustee

SATTER FAMILY TRUST

By:	/s/ Muneer A. Satter
Name:	Muneer A. Satter
Title:	Investment Advisor

SATTER CHILDREN’S TRUST

By:	/s/ Muneer A. Satter
Name:	Muneer A. Satter
Title:	Investment Advisor

Address:

71 S. Wacker Drive, Suite 500 Chicago, IL 60606 Attn: Muneer A. Satter

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

AGECHEM VENTURE FUND L.P.

By:	AgeChem Financial Inc., its General Partner

By:	/s/ Louise Lacasse
Name:	Louise Lacasse
Title:	President

Address:

c/o GeneChem Management Inc. Attn : President 1001 de Maisonneuve Blvd, West. Suite 920 Montreal, Quebec H3A 3C8

Acknowledged and agreed to by:

AKEBIA THERAPEUTICS, INC.

By:	/s/ Joseph H. Gardner
Joseph H. Gardner, Ph.D.
President and Chief Executive Officer

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

CLOSING 1 (EXTENDED)

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

DIANE H. JANUSZ TRUST

By:	/s/ John M. Janusz

Name:	John M. Janusz
Title:	Trustee

Address:

7385 Desert Spring Ct., West Chester, OH 45069

Acknowledged and agreed to by:

AKEBIA THERAPEUTICS, INC.

By:	/s/ Joseph H. Gardner
Joseph H. Gardner, Ph.D.
President and Chief Executive Officer

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

CLOSING 1 (EXTENDED)

Exhibit 4.6

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

THE PROCTER & GAMBLE COMPANY

By:	/s/ Jim Prevost
Name:	Jim Prevost
Title:	VP Acquisitions and Divestitures

Address:

Attn: One Procter & Gamble Plaza Cincinnati, OH 45202

Acknowledged and agreed to by:

AKEBIA THERAPEUTICS, INC.

By:	/s/ Joseph H. Gardner
Joseph H. Gardner, Ph.D.
President and Chief Executive Officer

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

CLOSING 1 (EXTENDED)

Exhibit 4.6

SCHEDULE A

INVESTORS

(Updated to reflect Closing 1 (Extended))

Name and Address	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock Purchased 1st Closing	Number of Shares of Series B Preferred Stock Purchased 1st Closing (Extended)	Number of Shares of Series B Preferred Stock Purchased 2nd Closing	Number of Shares of Series B Preferred Stock Purchased 3rd Closing
Novartis Bioventures Ltd. Attn: Henri Simon Zivi Novartis BioVentures Ltd. 131 Front Street Hamilton HM 12 Bermuda But for mail, to: Novartis BioVentures Ltd. Attn: Henri Simon Zivi PO Box HM 2899 Hamilton HM LX Bermuda And, also send a copy to:· Novartis Venture Fund Attn: Campbell Murray Five Cambridge Center, Suite 603 Cambridge, MA 02142 And Edwards Angell Palmer & Dodge LLP Attn: Al Sokol 111 Huntington Avenue Boston, MA 02199 asokol@eapdlaw.com	0	25,703,116	27,013,221	0

Schedule A-1

Name and Address	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock Purchased 1st Closing	Number of Shares of Series B Preferred Stock Purchased 1st Closing (Extended)	Number of Shares of Series B Preferred Stock Purchased 2nd Closing	Number of Shares of Series B Preferred Stock Purchased 3rd Closing
Venture Investors Early Stage Fund IV Limited Partnership Attn: Paul Weiss Managing Director 505 South Rosa Road Madison, WI 53719-1262	0	15,743,452	13,506,610	0

Triathlon Medical Ventures Fund, L.P. Attn: John M. Rice Managing Partner 1100 Chiquita Center 250 East Fifth Street Cincinnati, OH 45202	2,000,000	12,809,546	9,669,049	0

Kearny Venture Partners, L.P. Attn: Anupam Dalal Kearny Venture Associates LLC 88 Kearny Street, Suite 200 San Francisco, CA 94108-5530	0	4,460,615	3,367,012	0

Kearny Venture Partners Entrepreneurs Fund, L.P. Attn: Anupam Dalal Kearny Venture Associates LLC 88 Kearny Street, Suite 200 San Francisco, CA 94108-5530	0	90,978	68,673	0

Thomas Weisel Healthcare Venture Partners, L.P. Attn: Richard Spalding 88 Kearny Street, 4th Floor San Francisco, CA 94108	0	4,551,599	3,435,690	0

Schedule A-2

Name and Address	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock Purchased 1st Closing	Number of Shares of Series B Preferred Stock Purchased 1st Closing (Extended)	Number of Shares of Series B Preferred Stock Purchased 2nd Closing	Number of Shares of Series B Preferred Stock Purchased 3rd Closing
Athenian Venture Partners III L.P. Attn: Karl O. Elderkin President 20 East Circle Drive #37146 Suite 229 Athens, OH 45701	0	2,296,477	2,251,101	0

AVP Ohio Technology I L.P. Attn: Karl 0 Elderkin President 20 East Circle Drive #37146 Suite 229 Athens, OH 45701	0	765,492	900,441	0

Sigvion Fund 1 LP Attn: J.P. Fairbank Founding Partner 806 W. Washington Street, Suite 204 Chicago, IL 60607	800,000	1,366,069	1,031,151	0

Joseph H. Gardner 4060 Boomer Road Cincinnati, OH 45247	1,920,300	903,887	900,441	0

Robert Shalwitz 2549 Bryden Road Bexley, OH 43209	1,371,436	84,953	160,792	0

Blue Chip Validation Fund, Ltd. Attn: John Mcllwraith Managing Director 1100 Chiquita Center 250 East Fifth Street Cincinnati, OH 45202	0	340,209	0	0

Schedule A-3

Name and Address	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock Purchased 1st Closing	Number of Shares of Series B Preferred Stock Purchased 1st Closing (Extended)	Number of Shares of Series B Preferred Stock Purchased 2nd Closing	Number of Shares of Series B Preferred Stock Purchased 3rd Closing
QCA First Fund II Attn: John Habbert 1776 Mentor Avenue, MB # 02 Cincinnati, OH 45212	0	337,500	0	0

Tri-State Growth Capital Fund II, L.P. Attn: Christopher L. Baucom Managing Director 303 Broadway, Suite 1200 Cincinnati, OH 45202	0	1,280,465	966,535	0

Gitana Family Trust, Elizabeth C. Armitage Trustee Attn: Elizabeth C. Armitage Trustee 2207 Upland Place Cincinnati, OH 45206	0	276,557	64,317	0

CincyTech Fund I, LLC Attn: Robert W. Coy, Jr. 30 West 3rd Street, 6th Floor Cincinnati, OH 45202-3559	0	1,312,275	990,546	0

Gardner Family Trust Attn: John Gardner 111 Pine Court Bastrop, TX 78602-7416	0	690,199	566,006	0

Ian A.W. Howes, IRA, Sterling Trust Custodian 219 Stratford Drive Chapel Hill, NC 27516	0	500,000	450,022	0

Kevin Peters 6100 Miami Road - Cincinnati, OH 45243	1,060,326	0	112,555	0

Schedule A-4

Name and Address	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock Purchased 1st Closing	Number of Shares of Series B Preferred Stock Purchased 1st Closing (Extended)	Number of Shares of Series B Preferred Stock Purchased 2nd Closing	Number of Shares of Series B Preferred Stock Purchased 3rd Closing
Muneer A. Satter Revocable Trust 71 S. Wacker Drive, Suite 500 Chicago, IL 60606 Attn: Muneer A. Satter	0	0	9,004,407	0

The Satter Foundation 71 S. Wacker Drive, Suite 500 Chicago, IL 60606 Attn: Muneer A. Satter	0	0	4,502,203	0

Satter Family Trust 71 S. Wacker Drive, Suite 500 Chicago, IL 60606 Attn: Muneer A. Satter	0	0	2,251,101	0

Satter Children’s Trust 71 S. Wacker Drive, Suite 500 Chicago, IL 60606 Attn: Muneer A. Satter	0	0	4,502,203	0

AgeChem Venture Fund L.P. c/o GeneChem Management Inc. Attn : President 1001 de Maisonneuve Blvd, West Suite 920 Montreal, Quebec H3A 3C8	0	0	0	13,506,608

Diane H. Janusz Trust 7385 Desert Spring Ct., West Chester, OH 45069	0	0	0	112,554

The Procter & Gamble Company Attn: David Le Neveu and Jim Prevost One Procter & Gamble Plaza Cincinnati, OH 45202	7,204,744	0	0	276,142

Schedule A-5

Exhibit 4.6

SCHEDULE B

MAJOR HOLDERS

Name and Address	Number of Shares of Common Stock

Joseph H. Gardner 4060 Boomer Road Cincinnati, OH 45247	1,920,300 (plus 2,264,723 options)

Robert Shalwitz 2549 Bryden Road Bexley, OH 43209	1,371,436 (plus 1,937,652 options)

Ian A.W. Howes Address	1,055,639 (plus 160,937 options)

Kevin Peters Address	1,060,326 (plus 156,250 options)

Schedule B-1